Exhibit 10.46

Agreement for the Provision of

Travel Fulfillment Services

between

Expedia Inc., 13810 S.E. Eastgate Way Suite 400, Bellevue, WA 98005, USA

- hereinafter referred to as: “Expedia”

and

TRX Germany GmbH (“TRX Germany”), Am Borsigturm 17, 13507 Berlin

- hereinafter referred to as: “TRX” -

highly confidential

Preamble (English version)		3
§ 1	Travel Fulfilment Services	3
§ 2	Commencement of Services	4
§ 3	Term of Agreement	5
§ 4	Remuneration	5
§ 5	Expedia’s Performance and Provision Obligations	7
§ 6	Documentation	8
§ 7	Reports	8
§ 8	Service Level	8
§ 9	Investment Goods	8
§ 10	Price Changes and Contractual Amendments	8
§ 11	Project Manager	9
§ 12	Software and Infringement of Third Party Rights	10
§ 13	Data Processing and Data Protection	11
§ 14	Damages	13
§ 15	Extraordinary Termination	13
§ 16	Force Majeure	14
§ 17	Secrecy	15
§ 18	Insurance	17
§ 19	Securities	17
§ 20	Communications	18
§ 21	Final Provisions	18
SCHEDULE 1 – SERVICES.		30
SCHEDULE 2 – SERVICE LEVELS AND SERVICE CREDITS		43
SERVICE CREDITS		48
SCHEDULE 3 – FEE SCHEDULE		49
SCHEDULE 4 – CHANGE MANAGEMENT PROCEDURE.		57
SCHEDULE 5 – EXPEDIA DELIVERABLES.		58
SCHEDULE 6 – TRX Germany & AER WORKFLOW		61
SCHEDULE 7 – REPORTING		62

highly confidential

Preamble (English version)

1.	Expedia is an online travel agency offering travel as well as rental, insurance and other services associated with travel through its web site aimed at internet users located in Germany, under the URL http://www.expedia.de.

2.	TRX provides electronic travel fulfillment services (processing of online bookings, issuing and dispatch of travel documents and telephone for support for technical and related issues, etc.).

3.	Expedia would like to avail itself of TRX’s services. The Parties therefore agree as follows:

§ 1 Travel Fulfilment Services

1.	Expedia hereby commissions TRX to provide the Travel Fulfillment Services pursuant to Schedule 1. The place of fulfillment of all services by TRX shall be Berlin.

2.	TRX understands that Expedia wishes to work with AER Berlin for the procurement and fulfilment of private fares. TRX will handle the related calls and mails of consumers as well. The responsibilities, procedures, data-flows and escalation routines have to be defined four weeks before lounge date. Expedia will act as project manager for these issues. Contractual relationships will only exist between Expedia and AER (Schedule 6).

highly confidential

3.	The implementation of the services by TRX, including the test phase shall be effected pursuant to Schedule 3. sent 3. A project plan for the implementation phase will be mutual defined and will be insert as an own Schedule attached to this contract.

§ 2 Commencement of Services

1.	TRX shall begin to render the services on April 25th 2002 (“Commencement of Services”), unless the Parties have agreed otherwise with respect to individual services in this Agreement or the Schedules to this Agreement (collectively hereinafter referred to as “the Agreement”).

2.	Compliance with the Commencement of Services is subject to the following prerequisites:

a)	that Expedia fulfills its performance and provision obligations pursuant to Schedule 5 unless the failure to do so does not interfere with the punctual Commencement of Services.

b)	that TRX receives access to all Expedia’s IT and other technical installations necessary for the implementation and Expedia provides on request without delay any additional information or documents TRX requires for the implementation.

c)	In any other cases, the Commencement of Services shall be delayed accordingly.

highly confidential

3.	If the Commencement of Services is delayed due to factors within Expedia’s control, TRX shall have a claim to the compensation set forth in Schedule 3, sent. 1 para. 2 for the period between the scheduled Commencement of Services and the actual Commencement of Services.

4.	During the honeymoon phase, which will last 3 month up from the commencement of Service, the Service Levels agreed in Schedule 7 do not apply.

§ 3 Term of Agreement

1.	Initially, TRX shall render the services up to February 29, 2005 (“Contractual Term”).

2.	If Expedia or TRX does not terminate the Agreement vis-á-vis the respective other party at least six months before the end of the Contractual Term by registered mail with notice of receipt, the Contractual Term shall automatically be extended by one year each time.

§ 4 Remuneration

1.	*

b)	The surplus at the time of the Commencement of Services as provided in § 2 para. 1. A delay in the Commencement of Services pursuant to § 2 para. 2 shall not affect the payability highly confidential

* CONFIDENTIAL TREATMENT REQUESTED

2.	Expedia shall remunerate TRX for the services rendered on an ongoing basis pursuant to Schedule 3. TRX shall bill the services * .

3.	Payments shall be made exclusively by transfer to * .

4.	TRX shall be entitled to charge interest as of the due date before default sets in at a rate of * p.a. above the then- current basic interest rate, but at least at a rate of * . Once default occurs, TRX shall be entitled to charge interest at a rate of * p.a. above the then-current basic interest rate. This shall not affect TRX’s the right to assert claims for higher damages due to default.

5.	TRX’s invoices shall be deemed to be acknowledged unless Expedia objects to them in writing within six weeks of the invoice date.

6.	Expedia shall only be authorized to perform set-off and assert rights of retention if its counterclaims are either undisputed or have been established with legally binding effect.

7.	All payments are plus the applicable value added tax. TRX shall post the value added tax in its invoices.

highly confidential

* CONFIDENTIAL TREATMENT REQUESTED

§ 5 Expedia’s Performance and Provision Obligations

1.	Expedia undertakes to fulfill its performance and provision obligations pursuant to Schedule 5. Expedia shall immediately notify TRX of any delays. This shall not affect any damage claims TRX may have.

2.	Expedia shall further notify TRX without delay of any other circumstances within Expedia’s control that would wholly or partially hinder TRX in its performance of the contractual services or could do so under unfavorable circumstances. Expedia shall arrange for the immediate remedy of the hindrance to perform at its own expense and inform TRX of the measures taken and when it anticipates that TRX will be able to resume performance of its services. Paragraph 1 sent. 3 apply accordingly.

3.	Expedia shall bear sole responsibility for the functionality, maintenance and repair of all its own equipment (including that installed on TRX’s premises) and bear all costs incurred in this respect. Expedia will participate for all equipment purchased by TRX from the special conditions concerning maintenance and costs of between TRX and its hardware provider.

4.	In the interest of its customers TRX shall endeavor to continuously upgrade and improve its own technology and software. To this end, during the Contractual Term Expedia shall grant TRX reasonable access to its IT and other technical installations upon prior arrangement and provide TRX with any additional information or documents it requires unless they are trade secrets.

highly confidential

§ 6 Documentation

N/A

§ 7 Reports

1.	TRX shall provide Expedia with reports on a regular basis in accordance with Schedule 7.

2.	Details on the format and mode of transmission of the reports shall be mutually agreed between the Project Managers.

§ 8 Service Level

1.	TRX warrants compliance with the Service Level pursuant to Schedule 2.

2.	Expedia shall have no further claims in the case of poor performance on TRX’s part. However, damages claims pursuant to this Agreement remain unaffected.

§ 9 Investment Goods

N/A

§ 10 Price Changes and Contractual Amendments

1.	For amendments to this Agreement, the procedure pursuant to Schedule 4 shall be employed. Other amendments shall only be valid if they are in written form.

highly confidential

2.	Expedia is aware of the fact that TRX has based the calculation of the agreed prices on the technical norms and standards applicable at the time of the conclusion of this Agreement as well as the applicable provisions of the statutes and collective bargaining agreements. In the event of a change leading to a not insignificant increase TRX’s costs, the Parties shall negotiate an adjustment of the agreed prices on the principles of good faith.

§ 11 Project Manager

1.	TRX and Expedia shall each appoint a Project Manager. At the time of conclusion of this Agreement, they are.

a) for TRX	*

b) for Expedia	*

2.	The Project Managers shall be authorized to make all decisions in the daily business operation. However, they shall not be obligated to agree to changes in this Agreement

3.	The Project Managers shall notify each other without delay of any breakdowns in the execution of this Agreement due to technical or other reasons and work together to remedy the breakdowns as quickly as possible.

highly confidential

* CONFIDENTIAL TREATMENT REQUESTED

4.	Each Project Manager shall give the other Project Manager the name of a deputy Project Manager at the commencement of this Agreement. The deputy Project Manager shall act as the Project Manager when the Project Manager cannot be reached in time or at all, in particular due to vacation or illness.

5.	A change in the Project Managers or their deputies shall be communicated to the other Project Manager two weeks in advance.

§ 12 Software and Infringement of Third Party Rights

1.	All protectable rights of the software used by TRX software (e.g. patents, trademarks, Internet domain names, copyrights, database rights, know-how, similar rights protected in some country) shall be held exclusively by TRX or its licensors, but not by Expedia.

2.	TRX is entitled to use Expedia’s software within the scope of the contractual performance without a separate remuneration. This use right shall end when this Agreement comes to an end; in that case all copies of the software shall be deleted and data carriers shall be returned.

highly confidential

3.	Should a Party acquire rights to the software of the other party – for whatever reason – it shall be obligated to transfer all such rights immediately to the other Party. Where the rights are not transferable, the Party undertakes to waive such rights or – at the discretion of the other Party – empower the other Party to exercise the rights in its own name. Neither Party shall be entitled to claim remuneration from the other Party for the fulfillment of the above duties.

4.	Both Parties guarantee that the fulfillment of the performance they each owe does not infringe any third party rights. If a third party asserts a claim against a Party in this regard, that Party shall indemnify the other Party against such claims. Further, it shall reimburse the other Party for any expenses, including reasonable attorneys’ fees. Any claims beyond that, e.g. for damages, remain unaffected.

5.	If a third party asserts charges due to an infringement of proprietary rights, the Parties shall inform each other without delay and coordinate their conduct vis-a-vis the third party – where this is reasonable for the Party the claim is being asserted against.

§ 13 Data Processing and Data Protection

1.	Expedia is entitled to all rights to the data TRX processes for Expedia.

highly confidential

2.	In performing the services TRX shall observe the principles of proper data processing and monitor compliance with these principles on an ongoing basis. TRX warrants compliance with the security measures required by law in the course of its proper contractual performance and shall provide Expedia with proof of such compliance upon request.

3.	TRX shall only process personal data pursuant to the provisions of this Agreement and written instructions issued by Expedia in the course of performing this Agreement. Expedia instructs TRX to take all necessary organizational and technical measures to secure the data against loss (e.g. duplicating existing files, setting up interim files and working areas, etc.), unless this would lead to a change in the content of the files.

4.	If Expedia subsequently a request changes in the agreed procedure or additional security measures, it shall remunerate TRX for any additional expenses.

5.	If and to the extent that TRX delegates the execution of the work assigned to it in whole or in part to third parties, the agreements to be concluded with the third parties shall correspond to the data protection provisions in the contract between TRX and Expedia

6.	Expedia undertakes to provide TRX with all information necessary for TRX to comply with the relevant statutory provisions, including any duties to keep records or notify authorities.

highly confidential

7.	TRX shall obligate its employees and the third parties which are to perform its services in writing to maintain secrecy and Keep data secrets pursuant to § 5 of the German Data Protection Act (BDSG) or require a confirmation that third parties are, for their part, already so obligated.

§ 14 Damages

1.	The Parties’ damages claims shall be limited to cases of intent or gross negligence, liability under a guarantee, injury to life, body or health, of material contractual duties.

2.	Otherwise, damages claims (except for cases of intent) * .

3.	Where liability is excluded or restricted, this also applies to the persona! liability of the employees, representatives and vicarious agents of the Parties.

4.	Damages claims shall be statute barred after six months § 639 BGB applies accordingly.

§15 Extraordinary Termination

1.	Both Parties are entitled to terminate the Agreement without notice for good cause.

highly confidential

* CONFIDENTIAL TREATMENT REQUESTED

2.	Good causes justifying termination are in particular present

•	if one Party ceases payment, applies for initiation of insolvency proceedings against its assets or a third party files such an application and insolvency proceedings are initiated,

•	a Party seriously and consistently breaches its contractual duties despite receiving a warning such that it is unreasonable to expect the other Party to hold to the Agreement.

§ 16 Force Majeure

1.	If performance of a service is impossible due to force majeure, in particular due to a power shortage, labor disputes or operational breakdowns which are unforeseeable or beyond a Party’s control, official measures or other events beyond a Party’s control, it shall not be obligated to perform as long as such hindrance persists. In this case, the performance time shall be extended by the duration of the obstruction.

2.	Each Party shall inform the other Party without delay and in writing of the occurrence of a case of force majeure, the causes, the anticipated duration and its impact on provision of the service and take all reasonable measures to minimize the impact on the performance of the services owed under this Agreement to the greatest possible extent.

3.	Once it has been ascertained when the force majeure will end, the affected Party shall inform the other Party and resume provision of its services without delay at that time.

highly confidential

§ 17 Secrecy

1.	The Parties undertake to maintain secrecy with respect to confidential information of the other Party.

2.	Confidential information within the meaning of this Agreement is

•	all personal data and travel data of Expedia’s customers,

•	all data or information labeled or designated as confidential, regardless of whether this is conveyed to the other Party verbally, in writing or in another way.

•	any other knowledge or information, for which the disclosing Party has a discernable interest in confidential treatment (e.g. own software, technology, procedures, business plans or strategies, information with respect to finances, costs, prices, suppliers, sellers, customers or employees); this applies regardless of the form or manner in which the information has been disclosed.

highly confidential

3.	Non-confidential information within the meaning of this Agreement is

•	information which is or becomes generally known or accessible, where this is not due to an action or omission on the part of the Party obligated to maintain confidentiality,

•	information which the receiving Party already possessed before it was disclosed by the disclosing Party, unless there were restrictions on its use or disclosure,

•	information which third parties provide to the receiving Party after the conclusion of this Agreement in a proper manner and without restrictions as to its use or disclosure,

•	information and knowledge which the receiving Party demonstrably developed independently, without reference to the information provided pursuant to this Agreement,

•	information, the disclosure of which was permitted by the other Party.

4.	The receiving Party shall be entitled to disclose confidential information to fulfill requirements imposed by law or public authorities provided that it informs the disclosing Party early enough that it can take legal action against such disclosure.

highly confidential

5.	The receiving Party undertakes to treat all confidential information of the disclosing Party with at least the same care with which the receiving Party treats its own confidential information.

§ 18 Insurance

The Parties undertake to take out reasonable third party liability insurance during the Contractual Term in the amount of at least     *     and to provide the other Party proof thereof upon request. § 2. sent. 1 applies accordingly.

§ 19 Securities

1.	Expedia shall furnish the securities set forth in Schedule 3, sent. 4, point d) no later than four weeks prior to the Commencement of Services.

2.	Should TRX learn of circumstances after the conclusion of this Agreement that cast doubt upon Expedia’s ability to pay, TRX shall be entitled to demand additional reasonable security before continuing to perform the Agreement or to withdraw from this Agreement after setting a reasonable deadline for the provision of security.

3.	Circumstances, which cast doubt on Expedia’s ability to pay, are in particular ongoing seizures or other compulsory enforcement measures and application for the initiation of insolvency proceedings.

highly confidential

* CONFIDENTIAL TREATMENT REQUESTED

§ 20 Communications

All communications pertaining to the execution and/or termination of this Agreement shall be addressed to:

a)	for communications to TRX:

TRX Germany GmbH

to the attention of     *

Am Borsigturm 17

13507 Berlin

b)	for communications to TRX:

Expedia.com GmbH

to the attention     *

Konrad-Zuse-Straße 1

D-85716 Unterschleißheim

§ 21 Final Provisions

1.	This Agreement replaces any agreements made by the Parties previously. In case of a discrepancy between the above clauses and provisions in the Schedules, in the provisions in the Schedules shall prevail.

2.	This Agreement is governed by German law. The legal venue shall be Berlin. TRX shall be entitled to file suit at Expedia’s seat as well.

3.	Should any individual provision of this Agreement be wholly or partially invalid, this shall not affect the validity of the remaining provisions. The invalid provision shall be replaced by a provision which corresponds to what the Parties would have agreed upon, taking the technical circumstances and their economic interests reasonably into account, had they been aware of the invalidity of the provision.

4.	For the interpretation of this Agreement, the German version alone shall prevail.

highly confidential

* CONFIDENTIAL TREATMENT REQUESTED

By	Expedia	By	TRX Germany GmbH	By	TRX Germany GmbH

Name	/s/ Ahia Keckeisen	Name	/s/ Gabriele Mayer	Name	/s/ Uwe Hay
Title	Managing Director	Title	CEO	Title	Managing Director
Date		Date		Date

highly confidential

APPENDIX of the contract between Expedia Inc. (“Expedia”) and TRX Germany

GmbH (“TRX”)

Valid for the period *

* CONFIDENTIAL TREATMENT REQUESTED

*

Date / Place	Date / Place	Date / Place

/s/ Anja Keckeisen	/s/ Gaby Mayer	/s/ Uwe Hay
Anja Keckeisen	Gaby Mayer	Uwe Hay

* CONFIDENTIAL TREATMENT REQUESTED

APPENDIX of the Air contract between Expedia Inc. (“Expedia”) and TRX Germany GmbH

(“TRX”)

Pricing for handling of *

Date / Place	Date / Place	Date / Place

/s/ Anja Keckeisen	/s/ Gaby Mayer	/s/ Uwe Hay
Anja Keckeisen	Gaby Mayer	Uwe Hay

* CONFIDENTIAL TREATMENT REQUESTED

4.	Charges

*

highly confidential

* CONFIDENTIAL TREATMENT REQUESTED

AMENDMENTS #1 TO

AGREEMENT

FOR THE PROVISION OF

TRAVEL FULFILLMENT SERVICES

BETWEEN

TRX GERMANY GMBH

AND

EXPEDIA INC.

This Amendment #1 (“Amendment”) is entered into this          day of May 2005 (“Amendment Effective Date”) between TRX Germany GmbH (“TRX”) and Expedia, Inc., 3150 139th Avenue SE Bellevue, WA 98005, USA (“Expedia”). TRX and Expedia have previously entered into the Agreement for the Provision of Travel Fulfillment Services dated March 19, 2002 (the “Agreement”), which is incorporated herein by reference. The parties desire to amend and revise the Agreement solely as set forth in this Amendment. The terms defined within the Agreement and its Schedules shall also apply to this Amendment.

Whereas, the parties have agreed to renegotiate the terms under which TRX provides and Expedia receives services under the Agreement, and

Whereas, the parties agree that in addition to the services provided under the Agreement, the third party tour business that is currently governed by “Vertrag zwischen Expedia, Inc. and TRX Germany GmbH” dated March 15, 2002 shall be incorporated into the terms of this Agreement;

For and in consideration of the promises and representations set forth herein and other good and valuable consideration, the parties agree as follows:

1.	Section I of the Agreement shall be amended to include a new subsection 4 as follows:

“4. In the performance of the Services hereunder, and under normal operating conditions as reasonably determined by TRX, TRX will recruit support agents trained to Reiseverkehrkaufmann/frau level, and telesales agents with a selling and target driven background.”

2.	Section 3.1 of the Agreement shall be deleted in its entirety and replaced as follows:

“TRX shall render the services labeled by numbers 1, 2, 5, 6,7, 8, 9,10,11, 12, 13, 14, 15, 16,17, 18, 19, 20, 22 and 24 in Schedule 1 up to June 30, 2008. The services labeled by numbers 3, 4, and 21 in Schedule 1 shall be rendered up to June 30, 2006.”

3.	Subsection 4.1 shall be deleted in its entirety and marked “Reserved”. The numbers of the remaining sections will not be affected.

4.	Section 11 of the Agreement shall be revised to replace the names of the TRX and Expedia Project Managers as follows:

•	TRX Project Manager shall be the TRX Operations Manager.

•	Expedia Project Manager shall be Expedia Business Operations Manager, Germany.

5.	Section 15 of the Agreement shall be deleted in its entirely and replaced as follows:

“1. If either party defaults in the performance of its obligations specified in this Agreement, the non-defaulting party will give written notice to the other party, specifying the nature of the default and, if such default is not remedied within thirty (30) days from date of such notice, then the non-defaulting party, will have the right, at its option, to either suspend the performance of its obligations under this Agreement until such default is remedied or terminate this Agreement.

2. If either party fails to pay within thirty (30) days of notice of late payment, applies for initiation of insolvency proceeding against its assets or a third party files such an application and insolvency proceedings are initiated, the other shall be entitled to terminate this Agreement immediately upon notice.

3. Termination of this Agreement for any reason will not relieve or release either party from any rights, liabilities or obligations, including but not limited to payment as defined in Section 4.3. which it has accrued prior to the date of such termination and will be in addition to all other rights and remedies either party will have available to it under this Agreement or by law or in equity. The provisions of this Agreement that, by their meaning or content, are intended to survive termination of this Agreement will remain in effect following termination.

4. Should there by any material change, as determined by either party, (1) in any laws, ordinances, orders, rules or regulations governing the way the parties may operate; (2) in travel industry conditions, including but not limited to, airfares (e.g., net fares or net/net fare arrangements) or compensation to TRX, by action of any industry vendor, governing body or client; or (3) in technology including but not limited to computer reservation systems or the Internet; which material change has the effect of materially increasing or decreasing the cost of doing business; then, TRX shall have the right to provide written notice to Expedia of such change and both parties agree to renegotiate in good faith the financial and/or service terms of this Agreement. If the parties are unsuccessful in renegotiating mutually satisfactory terms within thirty (30) days of the provision of notice hereunder, both parties shall have the right to terminate this Agreement at any time thereafter with ninety (90) days advance written notice. Further, Expedia shall have the right to cancel the agreement according to Art. 627 Section 1 of the German Civil Code.

5. Expedia may cancel this Agreement for good cause under the terms of Section 15 of the Agreement if TRX uses the trademark “Expedia” without prior written authorization from Expedia.

6. In the event of termination TRX will cancel all agreements entered into for Expedia immediately and at the lowest costs possible or TRX will take all steps required to transfer the agreements on Expedia or any third party defined by Expedia. Moreover, TRX will transfer the agency numbers granted by airlines, travel operators and others and used for Expedia matters to Expedia. If the contracting party (airline, travel operator, etc.) does not agree with transferring the agency number TRX will at least stop using the agency number and not transfer it to any other party.

6.	All text in Section 19 shall be deleted. The section shall be marked “Reserved”.

7.	Section 20 shall be revised to reflect the following individuals for communications:

For TRX: Managing Director

For Expedia: Managing Director

8.	Schedules 1, 2, 3, 4, 6, and 7 shall be deleted in their entirety and replaced by Schedules 1, 2, 3,4,6, and 7 attached hereto.

9.	Schedule 5 only includes minor changes and is reproduced in this Amendment among others for convenience of reference.

10.

All rights with respect to the website expedia.de and its sub-pages and all other names, trademarks and logos used for Expedia remain with Expedia TRX is not authorized to integrate the name “Expedia” or “Expedia.de Reisen” in its company name, to use it as trademark or to apply for a trademark registration. However, TRX will perform any activities with respect to fulfillment services for Expedia under the name “Expedia”, except if stated otherwise by Expedia. TRX will further answer the calls of customers only under the name “Expedia”. Any documents or materials for Expedia-clients will be drafted in the Expedia look & feel (as such look and feel is made known to

TRX in writing) or TRX will use the documents provided by Expedia for this purpose. This authorization does not lead to any further rights of TRX; this authorization shall only apply for the term of the Agreement. Upon termination of the Agreement TRX will refrain from using the name “Expedia”, grant any rights with respect to the name to Expedia, return any note papers and other documents and material annotated with the Expedia-name or demonstrably delete them.

11.	This amendment expressly terminates “Vertrag zwischen Expedia Inc. und TRX Germany GmbH” dated March 15, 2002 between the parties.

12.	Except as expressly set forth in this Amendment, the terms and conditions of the Agreement shall continue in full force and effect. The Agreement and this Amendment reflect the entire agreement of the parties. This Amendment shall take precedence over any conflicting terms in the Agreement with respect to the subject matter herein.

[SIGNATURES ON NEXT PAGE]

TRX Germany GmbH		Expedia Inc.

By:	/s/ Grover	By:	/s/ Priscilla Sulham
Name:	Grover	Name:	Priscilla Sulham
Title:	EVP	Title:	Asst. General Counsel
Date:	May 24, 2005	Date:	May 12, 2005

SCHEDULE 1

SERVICES

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 2

SERVICE LEVEL EXPECTATIONS / SERVICE CREDIT MATRIX

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*    CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

SERVICE CREDIT MATRIX

TRX Expedia.de Service Credit Matrix

*

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 3

FEES/COSTS*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

SELEX PRICING (AIR) TELESALES - 2 YEAR TERM 01/07/04 TO 30/06/06*

* CONFIDENTIAL TREATMENT REQUESTED

OTHER PRICING POINTS*

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 4 - CHANGE PROCEDURES

Expedia may request reasonable changes in the scope or manner of performance of the Services being performed by TRX hereunder. Upon receipt of each such request from Expedia (a “Change Request”), TRX will evaluate the impact that the Change Request will have on the resources required by TRX to perform the Services and the amounts then payable to TRX hereunder. TRX will give an initial response to such requests to Expedia as to the results of such evaluation (a “Change Proposal”) within * business days following receipt of that Change Request, unless otherwise agreed to by Expedia. If Expedia does not receive a written response to the Change Request within * business days, the Change Request is deemed accepted. In the event that, upon the request of Expedia, TRX performs Services not included under this Agreement, TRX will Expedia inform on this point in writing before starting the performance and send a cost estimate. If Expedia nevertheless wants TRX to perform these Services and notifies TRX on that in writing, email or facsimile, Expedia shall bear any and all costs of such Services, including, but not limited to, technology development costs, as mutually agreed upon by the parties.

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 5

EXPEDIA DELIVERABLES

1.	TRAINING

1.1	During implementation, Expedia undertakes to provide personnel and materials, to train TRX Germany’s trainers and start-up staff. At any time following migration, Expedia will supply TRX Germany with materials for new products and provide support to TRX Germany trainers for new systems and/or system functionality at least 20 Business days prior to the introduction of Services. All such documents shall be agreed in advance by both parties as to format and content prior to the start of training.

1.2	Where Expedia reasonably believes materials are necessary for the on-going training of TRX Germany personnel so as to enable TRX Germany to provide the Services Expedia shall provide such material in a timely manner.

1.3	The materials Expedia is obliged to provide include, but are not restricted to:

(a)	Expedia company history, overview and operating philosophy;

(b)	Product overviews and details; and

(c)	Expedia Software familiarity (where applicable) and web site functionality’s.

2.	CONSUMABLES

Expedia shall provide for TRX Germany all consumables linked to distribution, including * TRX Germany will draw down Expedia consumables, and Expedia will deliver them to TRX Germany. Email confirmation for draw downs is acceptable to Expedia Expedia shall hold sufficient stocks of such consumables (at Operations Centre) to enable TRX Germany to draw down at least so as to be able to cover the transaction levels forecast by Expedia.

* CONFIDENTIAL TREATMENT REQUESTED

3.	SYSTEMS AND SUPPLIERS

3.1	Expedia shall ensure that the co-operation of other suppliers and service providers working on the Expedia site and the provision of all goods and services other than those to be provided by TRX Germany in cases where such co-operation, goods or services are required in order for TRX Germany to be in a position to provide the Services.

3.2	Expedia shall be responsible for:*

3.3	The parties agree that, on migration, the GDS system is to be Worldspan. The introduction of other GDS systems is subject to the Change Management Procedure.

* CONFIDENTIAL TREATMENT REQUESTED

4.	TELEPHONY*

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 6 - TRX Germany & AER WORKFLOW

Information to be made available for Customer Care TRX Germany by AER and/or Expedia:*

Data have to be provided by GDS

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 7 – REPORTING

“The following schedules are given in English because the terms used in the reporting are in English.”

All reports other than those provided in this schedule shall be subject to the Change Procedures in Schedule 4.*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED

*

* CONFIDENTIAL TREATMENT REQUESTED